EXHIBIT 32.1

SECTION 1350 CERTIFICATION

      In connection with the Quarterly Report of BioPharm Asia, Inc.. (the "Company") on Form 10-Q for the quarter ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Yunlu
Yin, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

BioPharm Asia, Inc.

Dated: August 14, 2009	By:	/s/ Yunlu Yin
Yunlu Yin President and Chief Executive Officer